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                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Forms S-8 (SEC File No. 333-15997, SEC File No. 333-83091 and SEC File No. 333-71223) of our report dated March 28, 2000, with respect to the consolidated financial statements of Insurdata Incorporated and Subsidiaries included in this Form 8-K of HealthAxis Inc.

Ernst & Young, LLP


Philadelphia, PA
January 26, 2001